ONE PRICE CLOTHING STORES, INC.

               BOARD OF DIRECTORS DE MINIMIS STOCK INCENTIVE PLAN



                           EFFECTIVE OCTOBER 11, 2002





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                         ONE PRICE CLOTHING STORES, INC.

                    DIRECTOR DE MINIMIS STOCK INCENTIVE PLAN

1.       Purpose

         The purpose of the Directors Stock Incentive Plan (the "Plan") is to encourage and enable directors of One Price Clothing Stores, Inc. (One Price Clothing Stores, Inc., together with any successor corporation thereto, being referred to herein as the "Corporation") and its related entities to acquire or to increase their holdings of common stock of the Corporation, $ 0.01 par value (such common stock, together with the voting common stock of any successor to the Corporation, being referred to herein as the "Common Stock"), in order to promote a closer identification of their interests with those of the Corporation and its shareholders, thereby further stimulating their efforts to enhance the efficiency, soundness, profitability, growth and shareholder value of the Corporation. This purpose will be carried out through the granting of benefits (collectively referred to herein as "awards") to participants, including the granting of nonqualified stock options ("nonqualified options") and restricted stock awards ("restricted stock awards"). Nonqualified options shall be referred to herein collectively as "options." Restricted stock awards shall be referred to herein collectively as "stock awards."

2. Administration of the Plan

(a) The Plan shall be administered by the Board of Directors of the Corporation (the "Board" or the "Board of Directors") or, upon its delegation, by a committee of the Board of Directors (the "Committee"), or, upon delegation by such Committee, an individual member of such Committee (the "Authorized Committee Member"). The Committee shall be comprised solely of "non-employee directors," as such term is defined in Rule 16b-3 under the Exchange Act of 1934 (the "Exchange Act"), or as may otherwise be permitted under Rule 16b-3, unless the Board determines otherwise. For the purposes herein, the term "Administrator" shall refer to the Board and, upon its delegation to the Committee, or, upon delegation, to the Authorized Committee Member, of all or part of its authority to administer the Plan, to the Committee. In the event that the Administrator is an Authorized Committee Member then the Administrator may, in his/her sole discretion, seek approval or ratification from the Committee or the Board regarding any action or decision concerning the Plan. In addition, since an Authorized Committee Member would be a member of the Board and as such a beneficiary under the Plan, any decision directly impacting such Authorized Committee Member and not the Board as a whole would need the approval or ratification of the Committee or Board.

(b) In addition to action by meeting in accordance with applicable laws, any action of the Administrator with respect to the Plan may be taken by a written instrument signed by all of the members of the Board or Committee or Authorized Committee Member, as appropriate, and any such action so taken by written consent shall be as fully effective as if it had been taken by a majority of the members at a meeting duly held and called. Subject to the provisions of the Plan, the Administrator shall have full and final authority in its discretion to take any action with respect to the Plan including, without limitation, the authority (i) to determine all matters relating to awards, including selection of individuals to be granted awards, the types of awards, the number of shares of Common Stock, if any, subject to an award, and all terms, conditions, restrictions and limitations of an award; (ii) to prescribe the form or forms of the agreements evidencing any awards granted under the Plan; (iii) to establish, amend and rescind rules and regulations for the administration of the Plan; and
(iv) to construe and interpret the Plan, awards and agreements evidencing awards granted under the Plan, to interpret rules and regulations for administering the Plan and to make all other determinations deemed necessary or advisable for administering the Plan. The Administrator shall also have authority, in its sole discretion, to accelerate the date that any award which was not otherwise exercisable, vested or earned shall become exercisable, vested or earned in whole or in part without any obligation to accelerate such date with respect to any other award granted to any recipient. In addition, the Administrator shall have the authority and discretion to establish terms and conditions of awards as the Administrator determines to be necessary or appropriate to conform to the applicable requirements or practices of jurisdictions outside of the United States. All determinations of the Administrator with respect to the Plan and any award or agreement will be final and binding on the Corporation and all persons having or claiming an interest in any award granted under the Plan. No member of the Board or Committee or Authorized Committee Member, as applicable, shall be liable while acting as Administrator for any action or determination made in good faith in respect to the Plan or any award or agreement.

3. Effective Date

         The effective date of the Plan shall be October 11, 2002 (the "Effective Date"), the date approved by the Administrator. The Plan shall continue in effect until such time as all shares available for issuance under the Plan have been issued and the Corporation has no remaining obligations with respect to outstanding awards, unless the Plan is terminated earlier by the Board.

4. Shares of Stock Subject to the Plan; Award Limitations

(a) Subject to adjustments as provided in this Section 4, the maximum number of shares of Common Stock that may be issued pursuant to awards shall be twenty-five thousand (25,000) shares. Such shares shall be authorized but unissued shares, treasury shares or shares purchased on the open market or by private purchase.

(b) The Corporation hereby reserves sufficient authorized shares of Common Stock to meet the grant of awards hereunder. To the extent that any shares of Common Stock subject to an award are not delivered to a participant (or his beneficiary) because the award expires, is forfeited or canceled, such shares shall not be deemed to have been issued for purposes of determining the maximum number of shares of Common Stock available for issuance under the Plan.

(c) Subject to any required action by the shareholders of the Corporation, if there is any change in the outstanding shares of Common Stock because of a merger, consolidation or reorganization involving the Corporation or a related entity, or if the Board of Directors of the Corporation declares a stock dividend, stock split distributable in shares of Common Stock or reverse stock split, combination or reclassification of the Common Stock, or if there is a similar change in the capital stock structure of the Corporation or a related entity affecting the Common Stock effected without receipt of consideration by the Corporation (excluding conversion of convertible securities of the Corporation), then the number of shares of Common Stock reserved for issuance under the Plan shall be correspondingly adjusted, and the Administrator shall make such adjustments to awards or to any provisions of this Plan as the Administrator deems equitable to prevent dilution or enlargement of awards or as may otherwise be advisable.

5. Eligibility

         An award may be granted only to an individual who is a director of the Corporation on the date the award is granted, including the Chairman of the Board, whether an Executive Chairman or Non-Executive Chairman, provided that such individual shall not then be eligible to receive grants under the Corporation's "Management De Minimis Stock Option Plan" also with an effective date of October 11, 2002.

6. Options

(a) Grant of Options: Subject to the limitations of the Plan, the Administrator may in its sole and absolute discretion grant nonqualified options to eligible individuals in such numbers, subject to such terms and conditions, and at such times as the Administrator shall determine.

(b) Option Price: The price per share at which an option may be exercised (the "option price") shall be established by the Administrator and stated in the agreement evidencing the grant of the option; provided, that in no event shall the option price per share of any option be less than the par value per share of the Common Stock.

(c) Date of Grant:

                  An option shall be considered to be granted on the date the Administrator acts to grant the option or any other date specified by the Administrator as the date of grant of the option.

(d)      Option Period and Limitations on the Right to Exercise Options:

(i) The term of an option (the "option period") shall be determined by the Administrator at the time the option is granted. Any option or portion thereof not exercised before expiration of the option period shall terminate. The period or periods during which and the terms and conditions pursuant to which an option may become exercisable shall be determined by the Administrator in a manner consistent with the terms of the Plan.

(ii) An option may be exercised by giving written notice to the Corporation in form acceptable to the Administrator at such place as the Administrator or its designee shall direct. Such notice shall specify the number of shares to be purchased pursuant to an option and the aggregate purchase price to be paid therefor and shall be accompanied by payment of such purchase price. Such payment shall be in the form of cash or check or by delivery of written notice of exercise to the Corporation and delivery to a broker of written notice of exercise and irrevocable instructions to promptly deliver to the Corporation the amount of sale or loan proceeds to pay the option price.

(iii) Unless the Administrator determines otherwise, an option may be exercised only to the extent exercisable on the date of the participant's termination of service to the Corporation and must be exercised, if at all, prior to the first to occur of the following, as applicable: (X) the close of the period of 3 months next succeeding the termination date (or such other period stated in the applicable agreement); or (Y) the close of the option period. Notwithstanding the foregoing, the Administrator may in its discretion accelerate the date for exercising all or any part of an option which was not otherwise exercisable on the termination date, extend the period during which an option may be exercised, modify the other terms and conditions of exercise, or any combination of the foregoing.

(iv) A participant and his legal representatives, legatees or distributees shall not be deemed to be the holder of any shares subject to an option and shall not have any rights of a shareholder unless and until certificates for such shares have been issued and delivered to him or them under the Plan. A certificate or certificates for shares of Common Stock acquired upon exercise of an option shall be issued in the name of the participant (or his beneficiary) and distributed to the participant (or his beneficiary) as soon as practicable following receipt of notice of exercise and payment of the purchase price.

(e) Nontransferability: Nonqualified options shall not be transferable (including by sale, assignment, pledge or hypothecation) other than by will or the laws of intestate succession, except as may be permitted by the Administrator in a manner consistent with the registration provisions of the Securities Act. Except as may be permitted by the preceding sentence, an option shall be exercisable during the participant's lifetime only by him or by his guardian or legal representative. The designation of a beneficiary does not constitute a transfer.

7.       Stock Awards

(a) Grant and Vesting of Stock Awards: Subject to the terms of the Plan, the Administrator may in its sole and absolute discretion grant stock awards to participants, for such numbers of shares, upon such terms and at such times as the Administrator shall determine. Stock awards shall be payable in shares of Common Stock. The Administrator may grant stock awards in the form of shares that vest immediately upon grant and that are not subject to any forfeiture conditions. The Administrator also may grant stock awards in the form of restricted stock awards that are subject to certain conditions, which conditions must be met in order for the stock award to vest and be earned (in whole or in part) and no longer subject to forfeiture. Such conditions may include but are not limited to continued service for a certain period of time, retirement, displacement, disability, death, or a combination of these factors. The Administrator also shall determine the nature, length and starting date, if any, during which a stock award may vest (the "restriction period"). The Administrator shall have sole authority to determine whether and to what degree stock awards have vested and been earned (collectively, "vested") and to establish and interpret the terms and conditions of stock awards and the provisions herein. The Administrator shall also have authority, in its sole discretion, to accelerate the date that any award which was not otherwise vested shall become vested in whole or in part without any obligation to accelerate such date with respect to any other award granted to any recipient.

(b) Forfeiture of Stock Awards: Unless the Administrator determines otherwise, if the service of a participant shall terminate for any reason and all or part of a stock award has not vested pursuant to the terms of the Plan and related agreement, such award, to the extent not then vested, shall be forfeited immediately upon such termination and the participant shall have no further rights with respect thereto.

(c) Dividend and Voting Rights; Share Certificates: The Administrator shall have sole discretion to determine whether a participant shall have dividend rights, voting rights, or other rights as a shareholder with respect to shares subject to a stock award which has not yet vested. Unless the Administrator determines otherwise, a certificate or certificates for shares of Common Stock subject to a stock award shall be issued in the name of the participant (or his beneficiary) and distributed to the participant (or his beneficiary) as soon as practicable after the shares subject to the award (or portion thereof) shall be vested. Notwithstanding the foregoing, the Administrator or the General Counsel to the Corporation, shall have the right to retain custody of certificates evidencing the shares subject to a stock award and to require the participant to deliver to the Corporation a stock power, endorsed in blank, with respect to such award, until such time as the stock award vests (or is forfeited). Regardless of whether such certificates are issued and delivered to the participant or held in escrow by the Administrator or the General Counsel for the Corporation, the participant shall have the right to dividends, if any, regarding such shares and the right to vote such shares.

(d) Nontransferability: Unless the Administrator determines otherwise, stock awards that have not vested shall not be transferable (including by sale, assignment, pledge or hypothecation) other than by will or the laws of intestate succession, and the recipient of a stock award shall not sell, transfer, assign, pledge or otherwise encumber shares subject to the award until the restriction period has expired and until all conditions to vesting have been met.

8.       Change of Control

(a) Notwithstanding any other provision of the Plan to the contrary, and unless an individual agreement provides otherwise, in the event of a change of control (as defined in Section 8(b) herein):

(i) All options outstanding as of the date of such change of control shall become fully exercisable, whether or not then otherwise exercisable.

(ii) Any restrictions including but not limited to the restriction period or performance conditions applicable to any stock award shall be deemed to have expired, and such awards shall become fully vested, earned and payable to the fullest extent of the original grant of the applicable award.

(iii) Notwithstanding the foregoing, in the event of a merger, share exchange, reorganization or other business combination affecting the Corporation or a related entity, the Administrator may, in its sole and absolute discretion, determine that any or all awards granted pursuant to the Plan shall not vest, be earned or become exercisable on an accelerated basis, if the Corporation or the surviving or acquiring corporation, as the case may be, shall have taken such action, including but not limited to the assumption of awards granted under the Plan or the grant of substitute awards (in either case, with substantially similar terms or equivalent economic benefits as awards granted under the Plan), as in the opinion of the Administrator is equitable or appropriate to protect the rights and interests of participants under the Plan. For the purposes herein, if the Committee is acting as the Administrator authorized to make the determinations provided for in this Section 8(a)(iii), the Committee shall be appointed by the Board of Directors, two-thirds of the members of which shall have been directors of the Corporation prior to the merger, share exchange, reorganization or other business combination affecting the Corporation or a related entity.

(b) For the purposes herein, a "change of control" shall be deemed to have occurred on the earliest to occur of either of the following events:


(i) Corporation, with the result that members of the Board, as elected by the stockholders of the Corporation on June 12, 2002 ("Incumbent Directors") no longer constitute a majority of such Board, provided that any person who becomes a director and whose appointment, arising from a vacancy, or election was supported by a majority of the Incumbent Directors shall be considered an Incumbent Director for purposes hereof; or;

(ii) The occurrence of a Section 11 (a)(ii) Event, as defined in the Shareholders Rights Agreement, dated November 3, 1994 between Wachovia Bank of North Carolina, N.A., as Rights Agent, and Employer ("The Rights Agreement"), as amended.


         (For the purposes herein, the term "person" shall mean any individual, corporation, partnership, group, association or other person, as such term is defined in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, other than the Corporation, a subsidiary of the Corporation or any employee benefit plan(s) sponsored or maintained by the Corporation or any subsidiary thereof, and the term "beneficial owner" shall have the meaning given the term in Rule 13d-3 under the Exchange Act

9.       Taxes

          Taxes payable as a result of any award, if any, shall be the responsibility of the participant receiving such award(s). Prior to the delivery or transfer of any certificate for shares or any other benefit conferred under the Plan, the Corporation may require any recipient of an award to pay to the Corporation in cash the amount of any tax or other amount required by any governmental authority to be withheld and paid over by the Corporation to such authority for the account of such recipient. Notwithstanding the foregoing, the Corporation may establish procedures to permit a recipient to satisfy such obligation in whole or in part, and any other local, state or federal income tax obligations relating to such an award, by electing (the "election") to have the Corporation withhold shares of Common Stock from the shares to which the recipient is entitled. The number of shares to be withheld shall have a fair market value as of the date that the amount of tax to be withheld is determined as nearly equal as possible to (but not exceeding) the amount of such obligations being satisfied. Each election must be made in writing to the Administrator in accordance with election procedures established by the Administrator.

10.Amendment and Termination of the Plan

(a) General: The Plan and any award granted under the Plan may be amended or terminated at any time by the Board of Directors of the Corporation or the Committee; provided, that (i) approval of an amendment to the Plan by the shareholders of the Corporation shall be required to the extent, if any, that shareholder approval of such amendment is required by applicable law, rule or regulation; and (ii) amendment or termination of an award shall not, without the consent of a recipient of an award, materially adversely affect the rights of the recipient with respect to an outstanding award.

(b) Adjustment of Awards upon the Occurrence of Certain Unusual or Nonrecurring
Events: The Administrator shall have authority to make adjustments to the terms and conditions of awards in recognition of unusual or nonrecurring events affecting the Corporation, any related entity, or the financial statements of the Corporation or any related entity, or of changes in applicable laws, regulations or accounting principles, if the Administrator determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or necessary or appropriate to comply with applicable laws, rules or regulations.

(c) Cash Settlement: Notwithstanding any provision of the Plan, an award or an agreement to the contrary, the Administrator may cause any award granted under the Plan to be canceled in consideration of an alternative award or cash payment of an equivalent cash value, as determined by the Administrator, made to the holder of such canceled award, provided, however that any cash payments comply with all applicable laws including the Sarbanes-Oxley Act ("Act").

11.Restrictions on Awards and Shares

         The Corporation may impose such restrictions on awards and shares representing awards hereunder as it may deem advisable, including without limitation restrictions under the federal securities laws, the requirements of any stock exchange or similar organization and any blue sky or state securities laws applicable to such shares. Notwithstanding any other Plan provision to the contrary, the Corporation shall not be obligated to issue, deliver or transfer shares of Common Stock under the Plan, make any other distribution of benefits under the Plan, or take any other action, unless such delivery, distribution or action is in compliance with all applicable laws, rules and regulations (including but not limited to the requirements of the Securities Act). The Corporation may cause a restrictive legend to be placed on any certificate issued pursuant to an award hereunder in such form as may be prescribed from time to time by applicable laws and regulations or as may be advised by legal counsel.

12.Agreement

         The grant of any award under the Plan may be evidenced by the execution of an agreement (the "Agreement") between the Corporation and the participant. Such Agreement may state terms, conditions and restrictions applicable to the award and any may state such other terms, conditions and restrictions, including but not limited to terms, conditions and restrictions applicable to shares subject to an award, as may be established by the Administrator.

13.Section 16(b) and Sarbanes - Oxley Compliance

         It is the general intention of the Corporation that transactions under the Plan shall comply with Rule 16b-3 under the Exchange Act as well as the Act and the Plan shall be construed in favor of the Plan transactions meeting the requirements of Rule 16b-3 and the Act or any successor rules thereto. If any Plan provision is later found not to be in compliance with Section 16 of the Exchange Act or the Act, the provisions shall be deemed null and void. Notwithstanding anything in the Plan to the contrary, the Administrator, in its sole and absolute discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to participants who are officers or directors subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other participants.

14.Unfunded Plan; Other Compensation and Benefit Plans

         (a) Neither a participant nor any other person shall, by reason of the Plan, acquire any right in or title to any assets, funds or property of the Corporation or any related entity, including, without limitation, any specific funds, assets or other property which the Corporation or any related entity, in their discretion, may set aside in anticipation of a liability under the Plan. A participant shall have only a contractual right to the Common Stock or amounts, if any, payable under the Plan, unsecured by any assets of the Corporation or any related entity. Nothing contained in the Plan shall constitute a guarantee that the assets of such corporations shall be sufficient to pay any benefits to any person.

(b) The amount of any compensation deemed to be received by a participant pursuant to an award shall not constitute compensation with respect to which any other employee benefits of such participant are determined, including, without limitation, benefits under any bonus, pension, profit sharing, life insurance or salary continuation plan, except as otherwise specifically provided by the terms of such plan or as may be determined by the Administrator.

(c) The adoption of the Plan shall not affect any other stock incentive or other compensation plans in effect for the Corporation or any related entity, nor shall the Plan preclude the Corporation from establishing any other forms of stock incentive or other compensation for employees or service providers of the Corporation or any related entity.

15.Applicable Law

         The Plan shall be governed by and construed in accordance with the laws of the State of South Carolina, without regard to the principles of conflicts of laws and the participant agrees to the exclusive personal jurisdiction of the courts situated in such state.

16.Deferrals

         The Administrator may permit or require a participant to defer receipt of the payment of cash or the delivery of shares of Common Stock that would otherwise be due pursuant to the exercise, vesting or earning of an award. If any such deferral is required or permitted, the Administrator shall, in its discretion, establish rules and procedures for such deferrals.

17.Beneficiary Designation

         The Administrator may permit a participant to designate in writing a person or persons as beneficiary, which beneficiary shall be entitled to receive settlement of awards (if any) to which the participant is otherwise entitled in the event of death. In the absence of such designation by a participant, and in the event of the participant's death, the estate of the participant shall be treated as beneficiary for purposes of the Plan, unless the Administrator determines otherwise. The Administrator shall have sole discretion to approve and interpret the form or forms of such beneficiary designation.

18.Certain Definitions

         In addition to other terms defined in the Plan, the following terms shall have the meanings indicated:

         (a) "Parent" or "parent corporation" shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation if each corporation other than the Corporation owns stock possessing 50% or more of the total combined voting power of all classes of stock in another corporation in the chain.

(d) "Predecessor" or "predecessor corporation" means a corporation which was a party to a transaction described in Section 424(a) of the Code (or which would be so described if a substitution or assumption under Section 424(a) had occurred) with the Corporation, or a corporation which is a parent or subsidiary of the Corporation, or a predecessor of any such corporation.

(e) "Related corporation" means any parent, subsidiary or predecessor of the Corporation, and "related entity" means any related corporation or any other business entity which is an affiliate controlled by the Corporation; provided, however, that the term "related entity" shall be construed in a manner in accordance with the registration provisions under applicable federal securities laws.

(f) "Subsidiary" or "subsidiary corporation" means any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation if each corporation other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in another corporation in the chain.

19.Gender and Number

         Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

20.Successors and Assigns

         The Plan shall be binding upon the Corporation, its successors and assigns, and participants, their executors, administrators and permitted transferees and beneficiaries.

21.Severability

         If any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

         IN WITNESS WHEREOF, this DIRECTOR DE MINIMIS STOCK OPTION PLAN , is, by the authority of the Board of Directors of the Corporation, as delegated to the Chair of the Compensation Committee at a meeting of the Board duly held on September 18, 2002, executed in behalf of the Corporation, effective this 11th day of October, 2002.





                                                 ONE PRICE CLOTHING STORES, INC.



                      By: /s/ Leonard M. Snyder
                          ------------------------------------------------------
                      Name: Leonard M. Snyder
                            -----------------------------------------------
                      Title: Chairman & CEO
                             ----------------------------------------------

ATTEST:


/s/ Grant H. Gibson
----------------------------------------------
Secretary

                  [Corporate Seal]